Exhibit 99.2

Ahead of the Curve. Online higher educationfor a complex world. Third Quarter 2009Conference Call  November 5, 2009

Statements made in this presentation regarding American Public Education, or its subsidiaries, that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about American Public Education and the industry. These forward-looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Forward-looking statements can be identified by words such as "anticipate", "believe", "could", "estimate", "expect“, "intend", "may", "should“, "will" and "would". These forward-looking statements include, without limitation, statements on the slides “Fourth Quarter 2009 Outlook” and “Full Year 2009 Outlook” and statements regarding expected growth. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including the various risks described in the "Risk Factors" section and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the SEC. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. Safe Harbor Statement

Operational Highlights & Recent Developments Strong 3Q2009 Enrollment and Net Course Registration Growth Net course registrations1 increased 42%  Net course registrations from new students2 increased 41% Total student enrollment3 increased 44% to 59,300 Launched MA in Legal Studies and BA in General Studies APUS recognized by The Sloan Consortium, a renowned non-profit group of higher education institutions, for its excellence in online learning First for-profit institution to receive The Sloan Consortium’s top honor APUS among a distinctive list of institutions earning Sloan’s top honors Dr. Phil Ice, APUS Director of Course Design, Research & Development, awarded the 2009 Sloan-C Effective Practice Award for Using the Community of Inquiry Framework Survey for Multi-Level Institutional Evaluation and Continuous Quality Improvement 1 Net course registrations represent the aggregate number of classes in which students remain enrolled after the date by which they may drop the course without financial penalty. 2 Net course registrations from new students represents net course registrations from students registering in courses for the first time.  Students who register for  courses subsequent to their first monthly start are not considered new students. 3 Total student enrollment is the number of students who have completed at least one course in the last 12 months or are in the start of the second week of class for the most current semester.

Operational Highlights & Recent Developments International Association of Emergency Managers (IAEM) honored the APUS Emergency and Disaster Management Program with the 2009 Academic Recognition Award. Ranked Ninth in America’s 200 Best Small Companies by Forbes.com Launched new website, redesigned for changing mix of students Graduate tuition for courses beginning in April 2010 or later will increase to $300 per credit hour ($900 per 3 credit course)

Strong Interest from Military and Civilian Students in Q3

- **Expanding Leadership Among Institutions Serving the Military**
  - Net course registrations from students using TA increased 32%
  - Extended office and visitation hours at several military bases
  - New military spouse program generating increased enrollment

- **Successful Execution of Civilian Strategy**
  - Net course registrations from students using Title IV grew 95%
  - Strong lead flow from civilians continues
  - Increasing percentage of leads from traditional students (18-24 years)



Enrollment by Type
Civilian
33%
Military
67%

As of September 2009

"Students by Type" represent the category which students self identify at the time of registration.

apei AMERICAN PUBLIC EDUCATION, INC.

5

Focused on Long-Term Performance and Success Affordability, Product Differentiation & Value 76 Degree programs, including liberal arts and other “unique” degrees No undergraduate tuition increase since 2002 Low fees and a book grant program for most undergraduate students  Quality Academic Programs and Customer Focus  High student satisfaction and student referral rates Consultative approach to student enrollment  Continued pursuit of specialty accreditations  Transparent and data-driven approach to measuring student outcomes MAPP   NSSE Community of Inquiry Framework Survey (COI) Major Field Tests Transparency by Design

APEI Reports Solid Third Quarter 2009 Results Revenues increased 33% to $36.5 million  Income from operations before interest income and income taxes increased 35% to $8.4 million  Net Income increases 31% to $5.0 millionReports Earnings of $0.27 per diluted share  Strong Balance Sheet: No long-term debt Increasing cash balance Refining Full Year 2009 Outlook

Continued Strong Margins

Strong Balance Sheet with No Debt Cash & Cash Equivalents             $63.8                $47.7Total Assets                      $105.1               $78.8Total Long-Term Debt              $0                   $0 Depreciation and Amortization       $3.9                 $3.0CAPEX                                        $8.6                 $6.9     ($ in millions)           As of Sept 30,             As of December 31,       2009                         2008                  Nine Months Ended Sept 30,        2009                          2008

The following statements are based on current expectations.  These statements are forward-looking and actual results may differ materially.           4th Quarter 2009    % GrowthNet Course Registrations from New Students          approx. 13,600      37%Net Course Registrations   approx. 58,000      38%Total Revenue    approx. $42.7 million         36%Net Income (1)   approx. $7.9 million          57%EPS – Fully Diluted (1)    approx. $0.42Weighted Ave. Shares Outstanding     approx. 19.0 million shares

          Fourth Quarter 2009 Outlook

          Includes stock-based compensation expense of approximately $560,000

The following statements are based on current expectations.  These statements are forward-looking and actual results may differ materially.           Full Year 2009      % GrowthNet Course Registrations from New Students          approx. 50,000      36%Net Course Registrations   approx. 207,800     41%Total Revenue    approx. $148.0 million        38%Net Income (1)   approx. $23.5 million         45%EPS – Fully Diluted (1)    approx. $1.24Weighted Ave. Shares Outstanding:    approx. 18.9 million shares    Depreciation and Amortization Expense  $5.3 to 5.5 million          Capital Expenditures          $8 to 10 million**excludes approximately $10 million of possible new real estate expenditures over the next 18-24 months.         Refines Full Year 2009 Outlook    (1) Includes stock-based compensation expense of approximately $2.2 million

Ahead of the Curve. Online higher education for a complex world.